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                                                                    EXHIBIT 23.7

                         CONSENT OF ARTHUR ANDERSEN LLP


    As independent public accountants, we hereby consent to the incorporation of our reports included in and incorporated by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated February 10, 1997, included in the Prospectus, which is part of this Registration Statement, and in the annual report on Form 10-K of the Morningstar Group Inc. for the year ended December 31, 1996 and to all references to our firm included in this Amendment No. 1 to the Registration Statement.


                                          ARTHUR ANDERSEN LLP


Dallas, Texas
October 28, 1997